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                                                                 Exhibit 10.3.21

                               FIRST AMENDMENT TO
                              AMENDED AND RESTATED
                            ENERGY PURCHASE AGREEMENT

     This FIRST AMENDMENT TO AMENDED AND RESTATED ENERGY PURCHASE AGREEMENT ("Amendment"), is made and entered into on this third day of June, 2002 by and between Sithe/Independence Power Partners, L.P. ("Independence") and Consolidated Edison Company of New York, Inc. ("ConEd").

     WHEREAS, the September 1, 2000 Amended and Restated Energy Purchase Agreement ("September 1 Agreement") contemplated that Independence and ConEd would come to a mutual agreement on the amount of equivalent Installed Capacity that Independence is obligated to sell and ConEd is obligated to purchase under the September 1 Agreement, in the event that the Installed Capacity Requirements in effect as of the date of the September 1 Agreement were replaced with new Installed Capacity Requirements;

     WHEREAS, the New York Independent System Operator ("NYISO" or "ISO") has implemented a new Installed Capacity Requirements system, effective November 1, 2001, based on a calculation of Unforced Capacity, as that term is defined in and as such calculation is set forth in the NYISO's July 6, 2001 filing amending the ISO Services Tariff in FERC Docket No. ER01-2536-000, and as such filing was accepted for filing by the Federal Energy Regulatory Commission on September 4, 2001 in NEW YORK INDEPENDENT SYSTEM OPERATOR, INC., 96 FERC 61,251 (2001);

     WHEREAS, Independence and ConEd entered into a Letter Agreement dated November 1, 2001 ("Letter Agreement") providing for the interim determination of Installed Capacity rights and obligations under the NYISO's Installed Capacity Requirements for the period November 1, 2001 through April 30, 2002, which the parties intended to reconcile following a final agreement on these issues;

     WHEREAS, Independence and ConEd have now agreed on a methodology for calculating Independence's monthly obligation to sell Installed Capacity under the ISO's new Unforced Capacity requirements, including the methodology for reconciling the interim payments for the purchase of Unforced Capacity under Paragraph 3 of the Letter Agreement; and

     WHEREAS, Independence and ConEd do not otherwise seek to alter the terms of the September 1 Agreement;

     NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, Independence and ConEd, intending to be legally bound, agree as follows:

     1. Section 1.02(u) of the September 1 Agreement is deleted in its entirety and replaced with the following:

          (u) "Purchased Capacity" means, for each Contract Year: (a) 740 MW of Installed Capacity, determined in accordance with the Installed Capacity Requirements in effect as of the effective date of the September 1 Agreement, for the period from September 1, 2000 through

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          October 31, 2001; (b) beginning November 1, 2001 and for as long as the quantity of Installed Capacity is determined in accordance with the ISO's Unforced Capacity methodology (as implemented on November 1, 2001), the Negotiated UCAP Amount; or (c) if and to the extent that the NYISO adopts a new Installed Capacity Requirements methodology to replace the Unforced Capacity methodology implemented on November 1, 2001, or otherwise materially changes or abandons the Unforced Capacity methodology, "Purchased Capacity" shall mean an amount of Installed Capacity equivalent to the amount of Installed Capacity under clause (a) (as reasonably determined by mutual agreement of the parties), it being the intent of the parties that the rights and obligations under clause (a) will not be materially altered.

     2. New subsections 1.02(x) and (y) shall be added to the September 1 Agreement, as follows:

          (x) "Negotiated UCAP Amount" means an amount of Unforced Capacity determined according to the following formula:

          Negotiated UCAP Amount =        740 MW X (1 - State Average
                                          EFORd)+10 MW

          where: State Average EFORd =    New York Control Area average
                                          forced outage rate of
                                          generating resources used by
                                          the NYISO to determine Load
                                          Serving Entities' Installed
                                          Capacity Requirements, as
                                          such rate is determined by
                                          the NYISO for the applicable
                                          period

          As an example of how the Negotiated UCAP Amount would be calculated, the parties agree that the New York Control Area average forced outage rate applicable for the summer 2002 Capability Period (as that term is defined in the ISO Services Tariff) is 9.68%, and therefore, the calculation for the Negotiated UCAP Amount for that summer 2002 Capability Period is 740 MW X (1 - 9.68%) + 10 MW = 678.4 MW.

          (y) "Unforced Capacity" has the meaning assigned to that term in the ISO Services Tariff.

     3. Sections 1.02(e) and (k) (defining "Current Installed Capacity Requirements" and "Future Installed Capacity Requirements") shall each be deleted in their entirety and replaced with the words "Intentionally left blank."

     4. For purposes of clarification, the words "or Unforced Capacity, whichever is relevant," are added to Section 3.02(a) of the September 1 Agreement, after the words "Installed Capacity."

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     5.   The parties agree that, for purposes of the reconciliation required in
Paragraph 3 of the Letter Agreement, the reconciliation amount is $112,800. As of the execution of this Amendment and Independence's payment of this reconciliation amount to ConEd, the parties will have fulfilled all of their obligations under the Letter Agreement.


     6. Except as set forth above, the capacity purchase and sale will be governed by the terms of the September 1 Agreement, including but not limited to the preservation of Independence's right to obtain Replacement Capacity for the Purchased Capacity from a source other than the Independence Station, and Con Edison's right to receive the Price Adjustment, calculated as set forth in
Section 3.02(d) of the September 1 Agreement, upon Independence's failure to provide the Purchased Capacity (including Replacement Capacity). Furthermore, except as amended hereby, the September 1 Agreement shall remain unchanged and in full force and effect.

     7. This Amendment constitutes the entire understanding between the parties, and supersedes any and all previous understandings, oral or written, with respect to the subject matter hereof. This Amendment may be executed in counterparts, all of which shall constitute one and the same Agreement and each of which shall be deemed to be an original. Any term used in this Amendment that is not defined herein shall have the meaning that is in the September 1 Agreement.

     8. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed therein. The parties agree that all disputes between them which arise under this Amendment and which are not settled, other than disputes which are exclusively within the jurisdiction of FERC, shall be decided by a court of competent jurisdiction in the State of New York and the parties submit to the jurisdiction of the courts of the State of New York and the Federal District Courts located in New York, New York.

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          IN WITNESS WHEREOF, the parties have executed this Amendment by their authorized representatives as of the day and year first set forth above.

                        SITHE/INDEPENDENCE POWER PARTNERS, L.P.

                              By: Sithe/Independence, Inc., its general partner

                              By: /s/ Sandra Manilla
                                  ------------------------------------
                                  Name:  SANDRA MANILLA

                                  Title: Vice President & Treasurer

                        CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

                              By: /s/ Joseph P. Oates
                                  ------------------------------------
                                  Name:  Joseph P. Oates

                                  Title: Vice President, Energy Management

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